UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2014

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 24, 2014, Mendocino Brewing Company, Inc. a California corporation, (the “Company”) issued a promissory note (the “Note”) to Catamaran Services, Inc., a Delaware corporation, (“Catamaran”) in the principal amount of $500,000. The Company previously issued a promissory note to Catamaran in the principal amount of $500,000 and on the same terms as the Note on January 22, 2014, as disclosed in the Company’s current report on Form 8-K filed on January 28, 2014 and annual report on Form 10-K filed on March 31, 2014.

Catamaran Holdings, Ltd., the sole shareholder of Catamaran (“Holdings”), has directors in common with Inversiones Mirabel S.A., (“Inversiones”), one of the major shareholders of the Company. The indirect beneficial owner of Inversiones is United Breweries (Holdings) Limited (“UBHL”). Dr. Vijay Mallya, the Chairman of the Board of Directors of the Company is also the Chairman of the Board of Directors of UBHL. The Company has inquired of Catamaran as to whether any relationships exist between the shareholders of Holdings and any affiliates of the Company, and has not received a response to such inquiries.

Pursuant to the terms of the Note, the Company promises to pay the principal sum of $500,000 with accrued interest, as described below, to Catamaran within six months following the date of the Note, subject to the receipt by the Company of an equity investment by its majority shareholder (the “Shareholder Investment”) in an amount sufficient either (a) to pay the Note through Permitted Payments, as defined below, or (b) to pay both the Note and certain existing obligations of the Company to Cole Taylor Bank, N.A., an Illinois banking corporation, (“Cole Taylor”) in full pursuant to that certain Credit and Security Agreement dated as of June 23, 2011, as amended by that certain First Amendment, dated as of March 29, 2013, among Cole Taylor, the Company and Releta Brewing Company LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Releta”, and together with the Company, the “Borrowers”) (collectively, the “Credit Agreement”). “Permitted Payments” on the Note are payments made from the portion of a Shareholder Investment that is in excess of $500,000.

If the Company is not able to satisfy its obligations on the Note within the six month period following the date of the Note, the Note shall be automatically extended for additional six month terms until a Shareholder Investment sufficient to satisfy the Note is received. Interest shall accrue from the date of the Note on the unpaid principal at a rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by the Bank of America Corporation in San Francisco, California, or (ii) ten percent (10%) per annum, until the principal is fully paid.

The Note may be prepaid without penalty at the option of the Company; however, no payments on the Note may be made unless such payment is a Permitted Payment or certain existing obligations of the Company to Cole Taylor pursuant to the Credit Agreement have been satisfied in full. The Note may not be amended without the prior written consent of Cole Taylor.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 18, 2014, the Borrowers received a notice (the “Default Notice”) from Cole Taylor regarding its intention to exercise certain rights with respect to events of default of the Company pursuant to the Credit Agreement.

The Credit Agreement provides the Borrowers with a credit facility, with a maturity date of June 23, 2016, of up to $10,000,000, which consists of a $4,119,000 revolving facility, a $1,934,000 machinery and equipment term loan, a $2,947,000 real estate term loan and a $1,000,000 capital expenditure line of credit. The credit facility is secured by the personal property of the Company and Releta, and the Company’s Ukiah, California facility, among other items of the Borrowers’ property. The covenants made by the Borrowers pursuant to the Credit Agreement include requirements that the Borrowers maintain certain financial metrics.

As previously disclosed in the Company’s current reports on Form 8-K filed on May 3, 2013 and September 24, 2013, quarterly reports on Form 10-Q filed on August 14, 2013 and November 14, 2013, and annual report on Form 10-K filed on March 31, 2014 (which are incorporated by reference herein to the extent they refer to the Credit Agreement), the Company has been in default under certain provisions of the Credit Agreement. As stated in the Default Notice, the Company has continued to be in default on the fixed charge coverage ratio for each measurement period beginning March 31, 2013 through February 28, 2014. The fixed charge coverage ratio was initially required to be at least 1.05 to 1.00, but as of July 31, 2013, the fixed charge coverage ratio was increased to 1.10 to 1.00. On February 28, 2014, the fixed charge coverage ratio for the trailing twelve month period was -0.51 to 1.00.

In addition to the defaults previously described, the Default Notice also states that the tangible net worth of the Borrowers continued to fall short of the required amount as measured through February 28, 2014. The Company calculates that the required tangible net worth of the Borrowers to be $6,181,400 as of February 28, 2014 and the actual tangible net worth on such date to be $5,239,300.

The Default Notice requires the Borrowers to engage a consultant to perform a viability analysis and prepare a revised projection for 2014, to be delivered to Cole Taylor on or before April 30, 2014. The Borrowers have engaged a consultant acceptable to Cole Taylor and expect that the revised projection will be delivered on or prior to the deadline. The Company does not anticipate that the Borrowers will be able to regain compliance with the required fixed charge coverage ratio or the minimum tangible net worth in the near future.

Cole Taylor has not waived the events of default described in the Default Notice and has reserved the right to all other available rights and remedies under the Credit Agreement, certain other related documents and applicable law. Cole Taylor could declare the full amount owed under the Credit Agreement due and payable at any time for any reason or no reason. The Company has not received any notice or other communication from Cole Taylor that it intends to exercise any of the remedies available to it under the Credit Agreement in connection with the events of default. Cole Taylor continues to charge a default interest rate equal to two percent (2%) per annum in excess of the interest rate otherwise payable under the Credit Agreement. The exercise of additional remedies by Cole Taylor may have a material adverse effect on the Company’s financial condition and the Company’s ability to continue to operate. If it becomes necessary for the Borrowers to seek additional financing, there is no guarantee that the Borrowers will be able to obtain such financing on terms favorable to the Company or on any terms.

Item 8.01 Other Events

On April 24, 2014, the Company received a letter from Cole Taylor permitting the Company to obtain loans subject to certain conditions, including that no portion of such loans would be payable until either (a) certain obligations of the Company to Cole Taylor pursuant to the Credit Agreement were satisfied in full, or (b) such payment was a Permitted Payment. The letter is similar to the letter received from Cole Taylor on January 22, 2014 that was disclosed in the Company’s current report on Form 8-K filed on January 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: April 24, 2014	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary